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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): FEBRUARY 8, 2001


                             NEW VALLEY CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


         1-2493                                        13-5482050
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(Commission File Number)                  (I.R.S. Employer Identification No.)


100 S.E. SECOND STREET, MIAMI, FLORIDA                                33131
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(Address of principal executive offices)                            (Zip Code)

                                 (305) 579-8000
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              (Registrant's telephone number, including area code)

                                (NOT APPLICABLE)
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

         On February 8, 2001, New Valley Corporation entered into a stock purchase agreement under which New Valley will acquire a controlling interest in GBI Capital Management Corp. and its operating subsidiary, GBI Capital Partners, Inc., a securities and trading firm. Upon completion of the transaction, New Valley will own approximately 50.1% of the outstanding shares of GBI, an American Stock Exchange-listed company, which will be renamed Ladenburg Thalmann Financial Services, Inc.

         Under the terms of the agreement, New Valley, 80.1% owner of investment banking and brokerage business Ladenburg Thalmann & Co. Inc., and Berliner Effektengesellschaft AG, 19.9% owner of Ladenburg, will sell all of their outstanding shares of Ladenburg to GBI for 18,181,818 shares of GBI common stock, $10,000,000 of cash and $10,000,000 principal amount of convertible notes (convertible at $2.60 per share). Upon closing, New Valley will acquire for $1.00 per share an additional 3,945,060 shares of GBI from Joseph Berland, the Chairman and Chief Executive Officer of GBI.

         Howard M. Lorber, President and Chief Operating Officer of New Valley, will become Chairman of Ladenburg Thalmann Financial Services. Victor M. Rivas, Chairman and Chief Executive Officer of Ladenburg, will retain his role and become President and CEO of Ladenburg Thalmann Financial Services. Richard J. Rosenstock, President and Chief Operating Officer of GBI, will become Vice Chairman and COO of Ladenburg Thalmann Financial Services and continue to oversee GBI Capital Partners.

         The transaction, which is expected to close in the second quarter of 2001, is subject to customary closing conditions, including regulatory approval and approval by GBI shareholders. Holders of a majority of the outstanding shares of GBI have committed to vote in favor of the transaction.

         A press release announcing the execution of the agreement was issued on February 9, 2001.

         The foregoing summary of the GBI transaction is qualified in its entirety by reference to the text of the stock purchase agreement and related agreements and New Valley's press release dated February 9, 2001, which are attached hereto as exhibits and are incorporated herein by reference.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

                                  EXHIBIT INDEX

10.1 Stock Purchase Agreement, dated February 8, 2001, among GBI Capital Management Corp., New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG and Ladenburg, Thalmann & Co. Inc.

10.2 Form of 7 1/2% Convertible Promissory Note due 2005 of GBI Capital Management Corp.

10.3 Form of Pledge and Security Agreement between GBI Capital Management Corp., Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG, Frost-Nevada, Limited Partnership and U.S. Bank Trust National Association, as collateral agent.

10.4 Proxy and Voting Agreement dated as of February 8, 2001, among New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG, and the individual stockholders of GBI Capital Management Corp. signatories thereto.

10.5 Irrevocable Proxy, dated as of February 8, 2001, executed by the individual stockholders of GBI Capital Management Corp. signatories thereto.

10.6 Investor Rights Agreement, dated as of February 8, 2001, among New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG, GBI Capital Management Corp., Frost-Nevada, Limited Partnership and the individual stockholders of GBI Capital Management Corp. signatories thereto.

10.7 Stock Purchase Agreement, dated as of February 8, 2001, by and between Ladenburg, Thalmann Group Inc. and Joseph Berland.

99.1 Joint Press Release of New Valley Corporation and GBI Capital Management Corp. dated February 9, 2001.




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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NEW VALLEY CORPORATION

                               By: /s/ J. BRYANT KIRKLAND III
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                                   J. Bryant Kirkland III
                                   Vice President and Chief Financial Officer



Date:  February 16, 2001





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